Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 16, 2007 relating to the financial statements of Tyco Electronics Ltd appearing in Amendment No. 4 to the registration statement on Form 10 dated June 7, 2007.

/s/ Deloitte & Touche LLP

July 2, 2007
Dallas, Texas